SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14C-101)

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                           Check the appropriate box:


X        Preliminary Information Statement

         Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

         Definitive Information Statement


                         CASTLE & MORGAN HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X        No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------

(5) Total fee paid:

    Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

    -------------------------------------------------

(2) Form, Schedule or Registration Statement No.:

    -------------------------------------------------

(3) Filing Party:

    -------------------------------------------------

(4) Date Filed:

    -------------------------------------------------

                         CASTLE & MORGAN HOLDINGS, INC.
                             1175 Walt Whitman Road
                            Melville, New York 11747
                                  631-424-9009


                                                        August   ,  2004

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $.0001 per share (the "Common Stock"), of CASTLE & MORGAN HOLDINGS, INC. (the "Company"). The purpose of this Information Statement is to notify the stockholders that on July 11, 2004, the Company received written consent (the "Written Consent") from certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 2,414,584 shares of Common Stock, representing approximately 65.1% of the total issued and outstanding Common Stock, adopting a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000. The Company's Certificate of Incorporation already authorizes up to 1,000,000 shares of undesignated Preferred Stock ("Preferred Stock") which allows the Board of Directors to issue, without further stockholder action, one or more series of Preferred Stock.

The Board believes that the terms of the amendment to the Articles of Incorporation (the "Amended Articles") are beneficial to the Company. The full text of the Amended Articles is attached as Annex I to this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOUR ARE NOT REQUESTED TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

This Information Statement is being mailed on or about August   , 2004 to
stockholders of record on July 11, 2004 (the "Record Date").


                                               ---------------------------
                                               Christopher Kern, President

                         CASTLE & MORGAN HOLDINGS, INC.
                             1175 Walt Whitman Road
                            Melville, New York 11747
                                  631-424-9009

                   -------------------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER
                   -------------------------------------------

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY



We are sending you this Information Statement to inform you of the adoption of a resolution on July 11, 2004 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 2,414,584 shares of Common Stock, representing approximately 65.1% of the total issued and outstanding Common Stock, adopting a resolution to amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000.

The adoption of the foregoing resolution will become effective 21 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities and Exchange Act of 1934, as amended, and the Delaware General Corporation Law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters' rights with respect to the receipt of the written consents, and no dissenters' rights under the Delaware General Corporation Law are afforded to the Company's stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $2,000 will be paid by the Company.

                        AMENDED ARTICLES OF INCORPORATION

GENERAL

The Company's current Articles of Incorporation, as amended to date, provides for an authorized capitalization consisting of 25,000,000 shares of common stock, $.0001 par value per share (the "Common Stock") as well as 1,000,000 shares of Preferred Stock, par value $.0001 per share. As of July 11, 2004, there were 3,709,570 shares of Common Stock outstanding. The Board of Directors believes that it is in the best interests of both the Company and its stockholders to increase the authorized shares of Common Stock from 25,000,000 to 100,000,000. The Board believes this increase will provide several long-term advantages to the Company and its shareholders to increase the number of authorized common stock

The Amended Articles of Incorporation has been approved by the Board and the stockholders holding approximately 65.1% of the outstanding shares. The Board reserves the right, notwithstanding stockholder approval and without further action on the part of the stockholders, not to proceed with the filing of the Amended Articles of Incorporation with the Secretary of State of the State of Delaware if, at any time prior to such filing, the Board, in its sole discretion, determines that the terms of the Amended Articles of Incorporation are no longer in the best interests of the Company and its stockholders.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Delaware General Corporation Law ("GCL") requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has no class of voting stock outstanding other than the Common Stock and the 1,000,000 shares of Preferred Stock heretofore referred to.

Section 228 of the GCL provides in substance that, unless the Company's Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the GCL, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

In accordance with the GCL, the affirmative vote on the Amended Articles of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the adoption of the Amended Articles of Incorporation.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Amended Articles of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company's stockholders. As mentioned earlier, the Amended Articles will become effective upon its filing with the Secretary of State of the State of Delaware which is anticipated to be on or about September ____, 2004, 20 days after the mailing of this Information Statement.

PURPOSE

Increase in Authorized Number of Common Stock

The Directors believe that this increase might enable the Company to pursue acquisitions or enter into transactions which the Board believes provide the potential for growth and profit. With the limited number of shares currently available for such uses, it may become impracticable for the Company to evaluate or seek to consummate business combinations or other transactions which, if they could be accomplished, might enhance shareholder value. Additional authorized shares could be used to raise cash assets through sales of stock to public and private investors. If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock.

EFFECT

The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share, if any, of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

NO DISSENTERS' RIGHTS

Pursuant to the Delaware Code, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table lists, as of July 11, 2004, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 3,709,570 shares of CASTLE & MORGAN HOLDINGS, INC. common stock issued and outstanding.


                                                        Percentage of
Name and Address of          Number of Shares              Shares
Beneficial Owner  1         Beneficially Owned 2      Beneficially Owned
------------------------  -----------------------     -------------------
Christopher Kern                2,414,5843                 65.09%
Thomas Murphy                     200,0004                  5.39%
Lon Taylor                        320,000                   8.63%
Isabel Weeks                      270,000                   7.28%
Officers and Directors
as a group (1 person)           2,414,584                  65.09%



   INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Certificate of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

----------------
1        Unless otherwise indicated, the address for each person listed above is: 1175 Walt Whitman Road,  Suite 100, Melville, New York 11747
2        Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.
3        Includes 1,404,584 shares owned by Internet Finance International
Corporation, a firm wholly owned by the Company's President, Christopher Kern.
4        Does not include an additional 16,667 shares of Company common stock owned by Mr. Murphy's mother in that Mr. Murphy disclaims any beneficial interest in or control over those shares owned by his mother other than that which may be attributed to him by operation of law.

                                  OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE AMENDED ARTICLES, PLEASE CONTACT:

Christopher Kern
CASTLE & MORGAN HOLDINGS, INC.
1175 Walt Whitman Road
Melville, New York 11747
Telephone:        631-424-9009

      By order of the Board of Directors of CASTLE & MORGAN HOLDINGS, INC.

EXHIBITS

ANNEX I. Amended Articles of Incorporation

                            CERTIFICATE OF AMENDMENT
                       OF CERTIFICATE OF INCORPORATION OF
                         CASTLE & MORGAN HOLDINGS, INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provision and subject to the requirements of the Laws of the State of Delaware (particularly Chapter 1 Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation") is CASTLE & MORGAN HOLDINGS, INC..

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article, the following new Article FOURTH:

         FOURTH: The total number of shares of Common Stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, of which One Hundred Million (100,000,000) shall be Common Stock, par value $.0001 per share without cumulative voting rights and without any preemptive rights and One Million (1,000,000) shall be Preferred Stock, par value $.0001 per share.

         3. The effective date of the Amended Certificate of Incorporation of the Corporation shall be its date of filing.

         4. The capital of said corporation shall not be reduced under or by reason of this Amendment.

         5. This Amendment to the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this Amended Certificate has been subscribed this __ day of _________, 2004, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


Signed: New York, New York
          ____________, 2004

CASTLE & MORGAN HOLDINGS, INC.


By: ________________________________
Name:  Christopher Kern
Title:   President